Exhibit 99.2

Employee Communication from Altria’s Chairman and CEO, dated September 8, 2008

Subject:        Altria Group, Inc. Agrees to Acquire UST Inc.

I write with exciting news. This morning, Altria Group, Inc. (Altria) and UST Inc. (UST) announced that they have entered into a definitive agreement for Altria to acquire all outstanding shares of UST, the world’s leading moist smokeless tobacco (MST) manufacturer. The transaction is valued at approximately $11.7 billion, which includes the assumption of approximately $1.3 billion of debt. Click here to view today’s press release.

We are sending you these materials in advance of broad employee distribution because you have an important leadership role in explaining this transaction to our organizations.

Thus, please emphasize the following points with your respective staffs:

•	This acquisition advances Altria’s mission to own and develop financially disciplined businesses that are leaders in responsibly providing adult tobacco consumers with superior branded products.

•	The combination of Altria and UST will, upon closing, create the premier tobacco company in the United States with leading brands in cigarettes, smokeless tobacco and machine-made large cigars.

•	The MST segment is growing; our acquisition of the number one and number two brands in this segment will immediately provide the company with national scale, once the transaction is closed.

•	Marlboro Snus and Marlboro MST will remain in test market. These test markets have provided us with numerous learnings about the smokeless tobacco category.

•

As stated in the press release, the transaction is subject to regulatory review and approval, and UST shareholder approval, prior to closing. In the meantime, there should be NO communication with UST except as coordinated and managed by the transaction team led by Howard Willard.

•	All communications regarding the transaction must be reviewed and approved in advance by the Corporate Communications Department.

•	Any external inquiries about the transaction should be immediately forwarded to Corporate Communications or Investor Relations.

At 10:30 a.m. Eastern Time, I will speak with employees on an audio conference. Details for the employee audio call will be sent later this morning. I encourage you, if possible, to listen to this call with your staff.

We will continue to provide additional information as it becomes available. We have an excellent team working to bring this announced transaction to closing. For everyone else, please stay focused on your current business objectives.

Thank you.

Other Information

In connection with the proposed acquisition, UST intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A.

INVESTORS AND SHAREHOLDERS ARE URGED TO READ UST’S PROXY STATEMENT AND ALL RELEVANT DOCUMENTS FILED WITH THE SEC (WHEN THEY BECOME AVAILABLE) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and shareholders will be able to obtain the documents free of charge through the website maintained by the SEC at www.sec.gov. A free copy of the proxy statement and other relevant documents, when they become available, also may be obtained from UST Inc., 6 High Ridge Park, Building A, Stamford, Connecticut 06905-1323, Attn: Investor Relations. Investors and security holders may access copies of the documents filed with the U.S. Securities and Exchange Commission by UST on its website at www.ustinc.com. Such documents are not currently available.

Altria and UST and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from UST’s shareholders in connection with the merger. Information about Altria’s directors and executive officers is set forth in Altria’s proxy statement on Schedule 14A filed with the SEC on April 24, 2008 and Altria’s Annual Report on Form 10-K filed on February 28, 2008. Information about UST’s directors and executive officers is set forth in UST’s proxy statement on Schedule 14A filed with the SEC on March 24, 2008 and UST’s Annual Report on Form 10-K filed on February 22, 2008. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger will be included in the proxy statement that UST intends to file with the SEC.